UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 2, 2025

SINTX Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33624	84-1375299
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1885 West 2100 South

Salt Lake City, UT 84119

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (801) 839-3500

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s):	Name of each exchange on which registered:
Common Stock, par value $0.01 per share	SINT	The NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 2, 2025 the Board of Directors ( the “Board”) of SINTX Technologies, Inc. (the “Company”) approved and on May 5, 2025, the Company entered into new Executive Employment Agreements (the “Agreements”) with its Chief Executive Officer and President Eric K. Olson and its Chief Investment Officer Gregg Honigblum. The Agreements replace and supersede in their entirety the Executive Employment Agreements and the Change-in-Control Agreements previously entered into between the Company and Messer’s Olson and Honigblum. The Agreements each have a term of two (2) years and are subject to automatic renewal for additional one-year periods unless either the Company or Mr. Olson or Mr. Honigblum provides ninety (90) days advance written notice of intent not to renew. The respective Agreements provide for an annual base salary of $375,000 for Mr. Olson and $325,000 for Mr. Honigblum. Mr. Olson and Mr. Honigblum are each eligible to receive annual cash bonuses and participate in awards under Company equity incentive plans, on terms and conditions as determined by the Board and participate in such health, group insurance, welfare, pension, and other employee benefit plans, programs, and arrangements as are made generally available from time to time to other employees of the Company. Mr. Olson is also entitled to earn an annual target cash bonus opportunity of 40% of one year’s base salary and Mr. Honigblum is entitled to earn an annual target cash bonus opportunity of 35% of one year’s base salary. Payment of the annual target cash bonus shall be based on an evaluation of performance and peer group compensation practices, taking into account Company and individual performance objectives.

The Agreements also provide that, in the event of termination of Mr. Olson’s or Mr. Honigblum’s employment without cause or for good reason, the terminated executive will be eligible to receive, in addition to accrued salary and other benefits, severance payments equal to his base salary for a period equal to twelve months. The respective Agreements also contain provisions addressing potential benefits upon the occurrence of a change-in-control of the Company. Among other things, the Agreements provide that upon the consummation of a change-in-control transaction, if at any time within one year following or six months prior to a change-in-control transaction (i) we or our successor terminate the executive’s employment other than for cause (but not including termination due to the executive’s death or disability) or (ii) the executive terminates his employment for good reason, then such executive has the right to receive (i) a pro-rated annual cash bonus for the year in which the termination occurs (calculated based on the annual target cash bonus opportunity for the year of termination); (ii) a lump sum cash payment equal to three times the sum of the following: (x) one year’s base salary at the annualized rate then in effect, and, (y) the greater of the annual target cash bonus opportunity for the year of termination or the highest actual annual cash bonus paid during the three preceding completed years; (iii) continued health insurance coverage under the Company’s health plan following termination continuing until the earlier of thirty-six months or the date on which executive becomes employed by a third party and becomes eligible to participate in such third party’s group health plan; and (iv) to the extent permissible under applicable law and under any insurance policy insuring the Company’s health plan (if any), access to continued coverage under the Company’s health plan with the full cost payable by executive for a period of up to thirty-six months commencing on the first day of the month following termination.

“Change in control” is defined in the Agreements as occurring when: (i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Act”)) becomes the “beneficial owner” (as defined in Rule 13d-3 under the Act), directly or indirectly, of securities of the Company representing 50% or more of the total voting power represented by the Company’s then outstanding voting securities (excluding for this purpose the Company or its Affiliates or any employee benefit plan of the Company) pursuant to a transaction or a series of related transactions of which the Board does not approve; (ii) a merger or consolidation of the Company, whether or not approved by the Board, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or the parent of such corporation) at least 50% of the total voting power represented by the voting securities of the Company or such surviving entity or parent of such corporation outstanding immediately after such merger or consolidation; (iii) the stockholders of the Company approve an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets; or a change in the composition of the Board of Directors whereby individuals who were members of the Board immediately prior to the agreement cease to constitute a majority of the Board. For purposes of the Agreement, “Change in Control” shall be interpreted in a manner, and limited to the extent necessary, so that it will not cause adverse tax consequences for either party with respect to Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), and the treasury regulations issued thereunder or any guidance issued by the IRS concerning the interpretation or applicability of Section 409A of the Code..

In the event that an executive entitled to receive or receives payment or benefit under the Agreements described above, or under any other plan, agreement or arrangement with us, or any person whose action results in a change in control or any other person affiliated with us and it is determined that the total amount of payments will be subject to excise tax under Section 4999 of the Internal Revenue Code, or any similar successor provisions, we will be obligated to pay such officer a “gross up” payment to cover all taxes, including any excise tax and any interest or penalties imposed with respect to such taxes due to such payment.

Under the respective Agreements, the receipt of severance payments and change-in-control payments is subject to the executive’s execution and delivery of a general release of claims in favor of the Company.

The foregoing description of the Agreement is qualified in its entirety by reference to the full text of the Agreements, copies of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending June 30, 2025.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SINTX Technologies, Inc.

Date:	May 7, 2025	By:	/s/ Eric K. Olson
Eric K. Olson
Chief Executive Officer